UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 19, 2012

First Citizens Banc Corp

(Exact name of registrant as specified in its charter)

Ohio	0-25980	34-1558688
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 East Water Street, P.O. Box 5016, Sandusky, Ohio 44870

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (419) 625-4121

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

First Citizens Banc Corp announced today preliminary unaudited earnings for 2011 of $3,958,000, or $.51 per share. Earnings available to common shareholders for 2011 were $0.36 per share. This compares to a loss of ($1,268,000) or ($0.16) per share for 2010. The company noted that its interest margin remains strong and that earnings improvement was largely the result of a decrease in the Provision for Loan Losses from $17,940,000 in 2010 to $9,800,000 in 2011. The company’s Annual Report and Form 10-K filing will be available by March 15, 2012.

First Citizens Banc Corp’s affiliated companies are The Citizens Banking Company, First Citizens Insurance Agency Inc., First Citizens Investments, Inc., First Citizens Capital LLC and Water Street Properties.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Citizens Banc Corp (Registrant)

Date: January 19, 2012	/s/ James O. Miller
James O. Miller, President & CEO